UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  May 23, 2014

 GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Drusilla Lane, Suite B
Baton Rouge, Louisiana 70809
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 577-2438

450 7th Ave, 39th Floor
New York, NY 10123
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 23, 2014, John Tabacco, Chief Executive Officer, President and a director of Green Energy Management Services Holdings, Inc. (the “Company”), resigned from all of his positions with the Company.  Mr. Tabacco’s resignation was effective immediately.  Mr. Tabacco did not make this decision as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  On May 30, 2014, Thomas Spinelli, a director of the Company, informed the Company of his intention to resign from the Board of Directors of the Company as a result of him no longer being able to devote the level of commitment necessary to carry out his duties as a director of the Company.  Mr. Spinelli’s resignation was effective immediately.  Mr. Spinelli did not make this decision as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) On May 29, 2014, the Board of Directors of the Company (the “Board”) appointed Dr. Robert Thomson, current director of the Company, as the Company’s Interim Chief Executive Officer to replace the vacancy created by the resignation of Mr. Tabacco effective as of May 24, 2014.  Effective as of May 30, 2014, the Board also elected Dr. Thomson as the Chairman of the Company, to replace the vacancy created by the resignation of Mr. Spinelli.  Dr. Thomson is expected to be named to one or more additional committees of the Board.  Dr. Thomson’s biography and business experience is set forth in “Item 10. Directors, Executive Officers and Corporate Governance” of the Company’s Annual Report on Form 10-K (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2014.

In connection with Dr. Thomson’s appointment, the Company may in the future negotiate the terms of an employment agreement with Dr. Thomson, which agreement will be subsequently subject to Board approval.  As of the date of this Current Report on Form 8-K (the “Current Report”), Dr. Thomson has not yet entered into a written employment agreement or any other material plan, contract or arrangement with the Company.  As of the date of this Current Report, no grant or award of the Company’s common stock has been made to Dr. Thomson, in connection with his election as Chairman or appointment as the Interim Chief Executive Officer of the Company, except for grants made in the ordinary course of business under the Company’s Board compensation policy.  The Company may grant equity and/or cash awards to Dr. Thomson in the future in consideration for his services as a director.

Other than as set forth in this Current Report and as described in the Company’s Quarterly Report on Form 10-Q (the “Quarterly Report”) and Annual Report filed with the SEC on May 22, 2014 and May 13, 2014, respectively, there is no arrangement or understanding between Dr. Thomson and any other persons pursuant to which Dr. Thomson was elected as Chairman and appointed as the Interim Chief Executive Officer of the Company.  There are no family relationships between Dr. Thomson and any of the Company’s officers and directors.  Other than as described in the Company’s Quarterly Report and Annual Report filed with the SEC on May 22, 2014 and May 13, 2014, respectively, there are no other transactions to which the Company or any of its subsidiaries is a party in which Dr. Thomson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01  Other Events.

In connection with the management changes summarized above, the Company moved its principal executive office to 2251 Drusilla Lane, Suite B, Baton Rouge, Louisiana 70809.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: May 30, 2014	By:	/s/ Dr. Robert Thomson
Name: Dr. Robert Thomson
Title: Interim Chief Executive Officer